(d)(2)

                                     FORM OF
                              SUBADVISORY AGREEMENT

            AGREEMENT made as of February 23, 2007, among ATLAS ADVISERS, Inc., a California corporation (the "Adviser"), ATLAS FUNDS, a Delaware statutory trust (the "Trust") and BOSTON SAFE ADVISORS, INC., a Massachusetts corporation (the "Subadviser").

            WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and is authorized to issue separate series (the "Funds"), each of which will offer a separate class of shares of beneficial interest, each Fund having its own investment objectives, policies and limitations;

            WHEREAS, the Trust currently offers shares in four series: (the "Funds"):

            Atlas California Municipal Money Fund
            Atlas California Municipal Bond Fund
            Atlas National Municipal Bond Fund
            Atlas Money Market Fund

            WHEREAS, the Trust has retained the Adviser to render investment management and related administrative services to the Funds;

            WHEREAS, the Adviser and the Trust desire to retain the Subadviser to furnish portfolio management services to the Funds in connection with the Adviser's investment management activities on behalf of the Funds, and the Subadviser is willing to furnish such services to the Adviser and the Trust;

            NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser, the Subadviser and the Trust as follows:

            1. Appointment. The Adviser and the Trust hereby appoint the Subadviser to act as Portfolio Manager to the Funds under the supervision of the Trust's Board of Trustees and the Adviser for the periods and on the terms set forth in this Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

            In the event the Trust designates one or more portfolio series ("Additional Funds") other than the above named Funds with respect to which the Adviser and the Trust desire to retain the Subadviser to render portfolio management services hereunder, they shall notify the Subadviser in writing. If the Subadviser is willing to render such services, it shall notify the Adviser and the Trust in writing, whereupon such Additional Funds shall also be subject to this Agreement.

            2. Representations of the Trust. The Trust represents, warrants, and agrees that:

                  A. The Adviser and Subadviser have been duly appointed by the Board of Trustees of the Trust.

                  B. The Trust will deliver to the Subadviser a true and complete copy of its then current prospectus as effective from time to time and such other documents or instruments governing the investment of the Funds and such other information as is necessary for the Subadviser to carry out its obligations under this Agreement.

                  C. The Trust is currently in compliance and shall at all times comply with the requirements imposed upon the Trust by the 1940 Act and applicable state laws.

            3. Representations of the Subadviser. The Subadviser represents, warrants, and agrees that:

                  A. The Subadviser is registered as an "Investment Adviser" under the Investment Advisers Act of 1940 ("Advisers Act") and under applicable state laws, is currently in compliance and shall at all times comply with the requirements imposed upon the Adviser by the Advisers Act and applicable state laws.

                  B. The Subadviser has a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act, will provide the Trust with a copy of the code of ethics and evidence of its adoption, and will make such reports to the Trust as are required by Rule 17j-1 under the 1940 Act.

            4. Portfolio Management Duties.

                  A. Subject to the supervision of the Adviser and the Trust's Board of Trustees, the Subadviser will provide a continuous investment program for the Funds' portfolios, including investment research and management, with respect to all securities and investments and cash equivalents in the portfolio. The Subadviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds and will place orders for execution of such portfolio transactions in accordance with paragraph B below to effectuate the investment decisions made. The Subadviser will provide the services under this Agreement in accordance with the Funds' investment objectives, policies and restrictions as stated in the Trust's registration statement filed with the Securities and Exchange Commission ("SEC"), as amended from time to time.

                  B. The Subadviser shall have authority and discretion to select brokers and dealers to execute portfolio transactions for the Funds and for the selection of the markets on or in which the transactions will be executed. In placing orders with brokers and dealers, the Subadviser shall generally place portfolio transactions with primary market makers for these securities on a net basis, without any brokerage commission being paid by the Funds. It is understood that transactions with dealers serving as primary market makers reflect the spread between the bid and asked prices and that the Subadviser may cause the Funds to pay fees to third parties for information as to potential purchasers or sellers of securities but only if the Funds would obtain the best price and execution, including such fee, on a particular transaction. The Subadviser may make purchases of underwritten issues which include an underwriting fee paid to the underwriter.

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 2 of 7

                        The primary objective of the Subadviser in placing orders for the purchase and sale of securities for the Funds shall be to obtain the best price and execution taking into account such factors as price, commission (negotiable in the case of national securities exchange transactions), if any, size of order, difficulty of execution and skill required of the executing broker/dealer. When it can be done consistently with the policy of obtaining the best price and execution, the Subadviser, in circumstances in which two or more broker/dealers offer comparable prices and executions, may place such orders with broker/dealers who supply market quotations to the custodian of the Funds (the "Custodian") for appraisal purposes, or who supply research, market and statistical information to its clients including the Funds or the Subadviser. The term "research, market and statistical information" includes advice as to the value of securities, the advisability of investing in, purchasing or selling securities; and the availability of securities or purchasers or sellers of securities; and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The Subadviser is not authorized when placing portfolio transactions for a Fund to pay a brokerage commission (to the extent applicable) in excess of that which another broker might have charged for effecting the same transaction on account of the receipt of research, market or statistical information although it may do so in seeking to obtain the best execution with respect to a particular transaction. In effecting transactions in over-the-counter securities, orders are placed with the principal market-makers for the security being traded unless, after exercising care, it appears that better prices or executions are available otherwise.

                  C. All transactions will be consummated by payment to or delivery by the Custodian for the Funds or such depositories or agents as may be designated by the Custodian, of all cash and/or securities due to or from the Funds, and the Subadviser shall not have possession or custody thereof or any responsibility or liability with respect thereto. The Subadviser shall advise the Custodian and the Trust daily of all investment orders placed by it with broker/dealers pursuant to procedures agreed upon by the Subadviser and the Trust. The Trust shall issue to the Custodian such instructions as may be appropriate in connection with the settlement of any transaction initiated by the Subadviser. The Trust shall be responsible for all custodial arrangements and the payment of all custodial charges and fees, and, upon giving proper instructions to the Custodian, the Subadviser shall have no responsibility or liability with respect to custodial arrangements or the acts, omissions or other conduct of the Custodian.

            5. Expenses. During the term of this Agreement, the Subadviser will pay all expenses incurred by it, its staff and their activities, in connection with its portfolio management under this Agreement. This does not include costs payable by the Trust or the Adviser.

            6. Compensation. For the services provided, the Adviser will pay the Subadviser a fee, payable monthly based on the average daily net assets, as calculated by the Custodian, of each Fund (and Additional Funds, if applicable) as provided in the Fee Schedule attached to the Agreement. The "average daily net assets" is defined as the average of the values placed on the net assets as of 4:00 p.m. (New York time), on each day on which the net asset value of a Fund's portfolio is determined consistent with the provisions of Rule 22c-1 under the 1940 Act or, if the Trust lawfully determines the value of the net assets of a Fund as of some other time on each business day, as of such time. The value of net assets of a Fund shall be determined pursuant to the applicable provisions of the Trust's current Registration Statement and the 1940 Act. If, pursuant to such provisions, the determination of net assets value is suspended for any particular business day, then for the purposes of this Section 6, the value of the net assets of a Fund as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the Fund may lawfully be determined on that day. If the determination of the net asset value of a Fund has been suspended by the Trust pursuant to the Registration Statement and the 1940 Act for a period including such month, the Subadviser's compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month). If the Trust determines the value of the net assets of a Fund more than once on any day, the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this
Section 6.

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 3 of 7

            7. Books and Records.

                  A. The Subadviser will make available to the Adviser and the Trust promptly upon request its records and ledgers with respect to and relating to the Funds' securities transactions to assist the Adviser and the Trust in compliance with the 1940 Act and the Advisers Act, and other applicable laws. The Subadviser will furnish the Trust's Board of Trustees with respect to the Funds such periodic and special reports as the Adviser and the Trustees may reasonably request.

                  B. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Subadviser hereby agrees that all records which it maintains for the Funds are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. The Subadviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act to the extent necessary or appropriate to comply with the period specified in the Rule.

            8. Indemnification. The Subadviser agrees to indemnify and hold harmless the Adviser, and its directors, officers and employees (absent the Adviser's willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement with respect to the matter which is the subject of the indemnification), and the Trust and its Trustees, officers and employees (absent such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his Office with respect to the matter which is the subject of the indemnification), against any and all losses, claims, damages, liabilities or litigation (including without limitation all legal and other expenses) to which the Adviser or the Trust may become subject, arising out of the Subadviser's responsibilities as portfolio manager of the Municipal Funds (and Additional Funds, if applicable) which may be based upon any (a) willful misfeasance, bad faith, gross negligence in the performance of its duties or reckless disregard of its obligations and duties under this Agreement with respect to the matter which is the subject of the indemnification by the Subadviser or (b) untrue statement or alleged untrue statement of a material fact contained in a Trust's Registration or Proxy Statement or other regulatory filing or the omission or alleged omission to state a material fact required to be stated in a Trust's Registration or Proxy Statement or other regulatory filing to make such filing not misleading, if such statement or omission was made in reliance upon information furnished by the Subadviser to the Adviser or the Trust.

            9. Duration and Termination.

                  A. The initial term of this Agreement shall begin on February 23, 2007 which term shall continue for two (2) years from the Effective Date if the agreement is approved by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Fund, and shall be renewed annually thereafter, unless terminated, if approved by (a) the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the entire Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of each Fund (as defined in the 1940 Act), and (b) the vote of a majority of those Trustees of the Trust who are not parties to this agreement or interested persons (as such term is defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 4 of 7

                  B. Notwithstanding the foregoing, this Agreement may be terminated at any time without payment of any penalty by (a) the Adviser, upon sixty (60) days' written notice to the Subadviser and the Trust, (b) the Trust, upon the vote of a majority of the Trust's Board of Trustees or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Adviser and the Subadviser, (c) the Subadviser upon one hundred twenty (120) days' written notice to the Adviser and the Trust. The Agreement shall automatically terminate in the event of its assignment (as such term is defined in the 1940 Act).

            10. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and no amendment of this Agreement shall be effective until approved by a vote of a majority of the outstanding voting securities of the Fund, if such approval is required by applicable law.

            11. Use of Name. It is understood that the name "Boston Safe Advisors, Inc." or the name of any of its affiliates, or any derivative associated with those names, are the valuable property of the Subadviser and its affiliates and that the Trust and/or the Trust's distributor, Atlas Securities, Inc., have the right to use such name(s) or derivative(s) in offering materials and sales literature of the Trust so long as this agreement is in effect with respect to any Fund or Additional Fund, provided that the manner of such use shall have the Subadviser's prior written approval, which approval may not be unreasonably withheld. Upon termination of the Agreement with respect to any or all of the Funds or Additional Funds the Trust (or Fund) shall forthwith cease to use such names(s) or derivative(s).

            12. Miscellaneous.

                  A. This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder.

                  B. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

                  C. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 5 of 7

                  D. Except as expressly authorized and provided for in this Agreement, the Subadviser shall be deemed to be an independent contractor and shall not in any way be deemed an agent of the Adviser, the Trust or the Funds.

            IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                                          ATLAS ADVISERS, INC.


                                          By:
                                             --------------------------------
                                                Matthew L. Sadler
                                                Senior Vice President



                                          ATLAS FUNDS


                                          By:
                                             --------------------------------
                                                W. Lawrence Key
                                                President and Chief Operating
                                                Officer





                                          BOSTON SAFE ADVISORS, INC.


                                          By:
                                             --------------------------------
                                                John F. Flahive

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 6 of 7

                                  APPENDIX A
              SUBADVISORY AGREEMENT - BOSTON SAFE ADVISORS, INC.
                            DATED: FEBRUARY 23, 2007

      The provisions of the attached Subadvisory Agreement apply to the following separate series of shares of the Trust:

1. Atlas California Municipal Money Fund
2. Atlas California Municipal Bond Fund
3. Atlas National Municipal Bond Fund
4. Atlas Money Market Fund

                            APPENDIX B - FEE SCHEDULE
                            DATED: FEBRUARY 23, 2007

            FUND                                                  ANNUAL RATE
-------------------------------------------------                 -----------
Atlas Money Market Fund
   On Daily Net Assets                                               0.10%

Atlas California Municipal Money Fund
   On Daily Net Assets                                               0.14%

Atlas California Municipal Bond Fund and
Atlas National Municipal Bond Fund
   On the Portion of Daily Total Net Asset Value
   on Assets up to and including $100 million                        0.20%

   On the Portion of Daily Total Net Asset Value
   on Assets over $100 million                                       0.15%


Agreed to February 23, 2007


ATLAS ADVISERS, INC.                            BOSTON SAFE  ADVISORS, INC.

By:                                             By:
   --------------------------------               ------------------------------
      Matthew L. Sadler                               John Flahive
      Senior Vice President

ATLAS FUNDS

By:
   --------------------------------
      W. Lawrence Key
      President and Chief Operating
      Officer

==============================================================================
         Subadvisory Agreement among Atlas Advisers, Inc., Atlas Funds, and Boston Safe Advisors, Inc.
                             Dated February 23, 2007
                                                                     Page 7 of 7